EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-80605 of German American Bancorp on Form S-8 of our report dated October 25, 2005 on the financial statements of the German American Bancorp Employee Stock Purchase Plan as of August 16, 2005 and 2004 and for each of the three years in the period ended August 16, 2005 included in this Annual Report on Form 11-K.

/s/ Crowe Cizek and Company LLC Crowe Cizek and Company LLC

November 11, 2005
Indianapolis, Indiana